EXHIBIT 99.1


                             FOR FURTHER INFORMATION:

                             Media Relations:          Investor Relations:
                             Jim Vitak                 Bill Henderson
                             (614) 790-3715            (859) 815-4454
                             jevitak@ashland.com       wehenderson@ashland.com

                             FOR IMMEDIATE RELEASE
                             January 25, 2005


ASHLAND INC. REPORTS RECORD
DECEMBER QUARTER NET INCOME


Covington, Ky. - The following was issued today by Ashland Inc. (NYSE:ASH):

                   FISCAL 2005: FIRST QUARTER HIGHLIGHTS

o Robust performance from refining and marketing contributes to record December quarter net income.
o    Chemical Sector performance improves 14 percent over the 2004 quarter:
     - Ashland Distribution: operating income nearly doubles to achieve all-time record quarter;
     - Ashland Specialty Chemical: operating income declines 4 percent as 24-percent improvement in revenues is more than offset by higher raw material costs;
     - Valvoline: operating income down 10 percent due in part to a 6-percent decrease in lubricant sales volumes.
o Transportation Construction Sector performance hurt by adverse weather conditions, which reduced working days, slowed production and increased costs.


                                                                         Quarter ended December 31
     In millions except earnings per share                                 2004                2003
-----------------------------------------------------------------------------------------------------------

     Operating income                                                    $     193             $     92
     Income from continuing operations                                   $     101             $     39
     Net income                                                          $     101             $     34

     Diluted earnings per share:
        Income from continuing operations                                $    1.39             $    .56
        Net income                                                       $    1.39             $.49

     Ashland Inc. today reported net income of $101 million, or $1.39 a share, for the quarter ended December 31, 2004, the first quarter of the company's 2005 fiscal year. These results compared to net

                                  -more-

Ashland Inc. reports record December quarter net income, page 2 income of $34 million, or 49 cents a share, for the first quarter of 2004. Ashland's income from continuing operations for the first quarter of 2005 amounted to $101 million, or $1.39 a share, compared to $39 million, or 56 cents a share, for the quarter a year ago.
     "Our record net income during the December quarter resulted primarily from the dramatic improvement from refining and marketing," said James J. O'Brien, Ashland Inc. chairman and chief executive officer. "Results from our wholly-owned divisions were mixed. In order to improve performance in the future, we will need to more successfully address the impact of higher raw material costs. In addition, we will continue to focus on maintaining a low-cost structure and adopting common processes across divisions, which should foster consistent performance over time and facilitate Ashland's growth."

REVIEW OF OPERATIONS
     Commenting on operations, O'Brien noted that strong refining margins and falling crude oil prices created a favorable profit environment for Marathon Ashland Petroleum LLC (MAP). In addition, MAP was able to run more sour crudes during the period, taking advantage of substantial discounts on these feedstocks. Crude oil throughput was approximately 8 percent higher than in the fiscal 2004 quarter. Operating income from refining and marketing was $142 million, compared to $26 million in the quarter a year ago.
     First quarter results from the Chemical Sector, which consists of the Ashland Distribution, Valvoline and Ashland Specialty Chemical divisions, improved 14 percent compared to the fiscal 2004 quarter. Ashland Distribution achieved all-time record operating income of $24 million, up 85 percent over the quarter a year ago. Sales volumes increased 5 percent, reflecting the division's continued focus on consistent improvement in customer service and on-time, accurate and complete product delivery. Ashland Distribution's results also reflect their success in implementing price increases, enabling the division to keep pace with higher raw material costs.
     Ashland Specialty Chemical reported operating income of $22 million, compared to $23 million the previous year. Tightness in certain petrochemical markets caused raw material costs to escalate further. Although revenues were up 24 percent, margins declined nearly 6 percentage points compared to the quarter a year ago. In addition, December quarter results included approximately $4 million in net, non-recurring gains principally related to the termination of a product supply contract.
     Operating income from the Valvoline division was $18 million. While profits were down 10 percent, this quarter was its second-best December quarter. Valvoline lubricant sales volumes were down 6 percent due in part from shifts in the timing of promotional programs. International results improved primarily due to higher lubricant sales volumes from operations in Australia and Asia.



                                  -more-

Ashland Inc. reports record December quarter net income, page 3


     The Transportation Construction Sector reported operating income of $7 million, compared to $30 million for the prior year's quarter. Ashland Paving And Construction, Inc., commercially known as APAC, struggled with a persistent mix of wet and cold conditions that started early in the quarter with Hurricane Ivan. These conditions adversely affected construction activity and increased operating costs throughout the quarter. Construction backlog, or jobs awarded but not yet completed, at December 31, 2004, was $1.73 billion, up 4 percent from a year ago.
     "Overall, we remain committed to growing our businesses organically and supplementing that growth with acquisitions that complement our strategy," O'Brien said. During the quarter, Ashland purchased Dow Chemical's DERAKANE(R) epoxy vinyl ester resins business for approximately $90 million. With this acquisition, Ashland Specialty Chemical's composite polymers business continues to build its innovative line of resin chemistries for composite manufacturing.
     O'Brien continued, "We have set the course for consistent improvement in both the Chemical and Transportation Construction Sectors. We are identifying the synergies between our businesses, which will improve operational efficiency and create a more agile organization. Our ability to respond quickly to changes in the marketplace will enable Ashland's future growth."

UPDATE ON THE PROPOSED TRANSFER OF INTEREST IN MAP
     On December 20, 2004, Ashland provided an update on the status of the proposed transaction to transfer Ashland's 38-percent interest in Marathon Ashland Petroleum LLC (MAP) to Marathon Oil Corporation. The update included information about the status of the tax rulings which are conditions to the closing of the proposed transaction. As described in that announcement, Ashland and Marathon are discussing issues related to the ruling request with the Internal Revenue Service.
     Pursuant to the terms of the agreement entered into between Ashland and Marathon, MAP has not made its regular, quarterly cash distributions to Ashland since December 31, 2003. The final amount received by Ashland from the proposed transaction would be increased by an amount equal to 38 percent of the cash accumulated from operations during the period prior to closing. Ashland's share of excess cash at December 31, 2004, was $591 million. If the proposed transaction is terminated, MAP's cash distributions to Ashland and Marathon would resume.
     Today at 10:00 a.m. (EST), Ashland will provide a live audio webcast of its quarterly conference call with securities analysts. The webcast will be accessible through Ashland's Investor Relations website, www.ashland.com/investors. Following the live event, an archived version of the webcast will be available on the Ashland website for 12 months. Minimum requirements to listen to the webcast include the free Windows MediaPlayer software and a 28.8 Kbps connection to the Internet.


                                  -more-

Ashland Inc. reports record December quarter net income, page 4


     Ashland Inc. (NYSE: ASH) is a Fortune 500 transportation construction, chemical and petroleum company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.


                                   - 0 -

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those that refer to Ashland's operating performance, earnings and expectations about the MAP transaction. Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. These forward-looking statements are based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters) and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those we describe in the forward-looking statements. The risks, uncertainties, and assumptions include the possibility that Ashland will be unable to fully realize the benefits anticipated from the MAP transaction; the possibility the transaction may not close including as a result of failure to receive a favorable ruling from the Internal Revenue Service or failure of Ashland to obtain the approval of its shareholders; the possibility that Ashland may be required to modify some aspect of the transaction to obtain regulatory approvals; and other risks that are described from time to time in the Securities and Exchange Commission (SEC) reports of Ashland. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K for the fiscal year ended Sept. 30, 2004, filed with the SEC and available on Ashland's Investor Relations website at www.ashland.com/investors or the SEC's website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this news release.

Additional Information about the MAP Transaction
In connection with the proposed transaction, Ashland filed a preliminary proxy statement on Schedule 14A with the SEC on June 21, 2004 and an amended preliminary proxy statement on Schedule 14A on August 31, 2004. ATB Holdings Inc. and New EXM Inc. filed a registration statement on Form S-4, which includes a further amended preliminary proxy statement/prospectus, with the SEC on October 12, 2004. Investors and security holders are urged to read those documents and any other relevant documents filed or that will be filed with the SEC, including the definitive proxy statement/prospectus regarding the proposed transaction as they become available, because they contain, or will contain, important information. The definitive proxy statement/prospectus will be filed with the SEC by Ashland, and security holders may obtain a free copy of the definitive proxy statement/prospectus when it becomes available, and other documents filed with the SEC by Ashland, including the preliminary proxy statement at the SEC's website at www.sec.gov. The definitive proxy statement/prospectus, and other documents filed with the SEC by Ashland, including the preliminary proxy statement, may also be obtained for free in the SEC filings section on Ashland's Investor Relations website at www.ashland.com/investors, or by directing a request to Ashland at 50 E. RiverCenter Blvd., Covington, KY 41012. The respective directors and executive officers of Ashland and other persons may be deemed to be participants in solicitation of proxies in respect of the proposed transaction. Information regarding Ashland's directors and executive officers is available in its proxy statement filed with the SEC by Ashland on December 14, 2004. Investors may obtain information regarding the interests of participants in the solicitation of proxies in connection with the transaction referenced in the foregoing information by reading the definitive proxy statement/prospectus when it becomes available.

Ashland Inc. and Consolidated Subsidiaries                       Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - unaudited)

                                                                                                      Three months ended
                                                                                                         December 31
                                                                                                   -------------------------
                                                                                                       2004          2003
                                                                                                   -----------   -----------
REVENUES
     Sales and operating revenues                                                                  $    2,177    $    1,936
     Equity income                                                                                        152            38
     Other income                                                                                          17            13
                                                                                                   -----------   -----------
                                                                                                        2,346         1,987
COSTS AND EXPENSES
     Cost of sales and operating expenses                                                               1,849         1,611
     Selling, general and administrative expenses                                                         304           284
                                                                                                   -----------   -----------
                                                                                                        2,153         1,895
                                                                                                   -----------   -----------
OPERATING INCOME                                                                                          193            92
     Net interest and other financial costs                                                               (32)          (30)
                                                                                                   -----------   -----------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                                                     161            62
     Income taxes                                                                                         (60)          (23)
                                                                                                   -----------   -----------
INCOME FROM CONTINUING OPERATIONS                                                                         101            39
     Results from discontinued operations (net of income taxes)                                             -            (5)
                                                                                                   -----------   -----------
NET INCOME                                                                                         $      101    $       34
                                                                                                   ===========   ===========

DILUTED EARNINGS PER SHARE
     Income from continuing operations                                                             $     1.39    $      .56
     Results from discontinued operations                                                                   -          (.07)
                                                                                                   -----------   -----------
     Net income                                                                                    $     1.39    $      .49
                                                                                                   ===========   ===========

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                                                              73            69

SALES AND OPERATING REVENUES
     APAC                                                                                          $      611    $      650
     Ashland Distribution                                                                                 895           698
     Ashland Specialty Chemical                                                                           400           322
     Valvoline                                                                                            309           290
     Intersegment sales                                                                                   (38)          (24)
                                                                                                   -----------   -----------
                                                                                                   $    2,177    $    1,936
                                                                                                   ===========   ===========
OPERATING INCOME
     APAC                                                                                          $        7    $       30
     Ashland Distribution                                                                                  24            13
     Ashland Specialty Chemical                                                                            22            23
     Valvoline                                                                                             18            20
     Refining and Marketing (a)                                                                           142            26
     Corporate                                                                                            (20)          (20)
                                                                                                   -----------   -----------
                                                                                                   $      193    $       92
                                                                                                   ===========   ===========

----------
(a) Includes Ashland's equity income from Marathon Ashland Petroleum LLC (MAP), amortization related to Ashland's excess investment in MAP, and other activities associated with refining and marketing.

Ashland Inc. and Consolidated Subsidiaries                       Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - unaudited)

                                                                                                          December 31
                                                                                                    -------------------------
                                                                                                        2004          2003
                                                                                                    -----------   -----------
ASSETS
     Current assets
         Cash and cash equivalents                                                                  $      146    $      201
         Accounts receivable                                                                             1,212         1,045
         Inventories                                                                                       538           483
         Deferred income taxes                                                                              95           110
         Other current assets                                                                              106           103
                                                                                                    -----------   -----------
                                                                                                         2,097         1,942

     Investments and other assets
         Investment in Marathon Ashland Petroleum LLC (MAP)                                              2,862         2,335
         Goodwill                                                                                          567           527
         Asbestos insurance receivable (noncurrent portion)                                                396           403
         Other noncurrent assets                                                                           370           296
                                                                                                    -----------   -----------
                                                                                                         4,195         3,561

     Property, plant and equipment
         Cost                                                                                            3,166         3,087
         Accumulated depreciation, depletion and amortization                                           (1,889)       (1,809)
                                                                                                    -----------   -----------
                                                                                                         1,277         1,278
                                                                                                    -----------   -----------

                                                                                                    $    7,569    $    6,781
                                                                                                    ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
         Debt due within one year                                                                   $      575    $      145
         Trade and other payables                                                                        1,197         1,123
         Income taxes                                                                                       69            56
                                                                                                    -----------   -----------
                                                                                                         1,841         1,324

     Noncurrent liabilities
         Long-term debt (less current portion)                                                           1,087         1,429
         Employee benefit obligations                                                                      438           399
         Deferred income taxes                                                                             253           221
         Reserves of captive insurance companies                                                           177           173
         Asbestos litigation reserve (noncurrent portion)                                                  553           562
         Other long-term liabilities and deferred credits                                                  368           355
                                                                                                    -----------   -----------
                                                                                                         2,876         3,139

     Common stockholders' equity                                                                         2,852         2,318
                                                                                                    -----------   -----------

                                                                                                    $    7,569    $    6,781
                                                                                                    ===========   ===========

Ashland Inc. and Consolidated Subsidiaries                     Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - unaudited)

                                                                                                       Three months ended
                                                                                                          December 31
                                                                                                    -------------------------
                                                                                                        2004          2003
                                                                                                    -----------   -----------
CASH FLOWS FROM OPERATIONS
     Income from continuing operations                                                              $      101    $       39
     Expense (income) not affecting cash
         Depreciation, depletion and amortization (a)                                                       46            48
         Deferred income taxes                                                                              22            21
         Equity income from affiliates                                                                    (152)          (38)
         Distributions from equity affiliates                                                                1           148
         Other items                                                                                         3             -
     Change in operating assets and liabilities (b)                                                        (75)         (150)
                                                                                                    -----------   -----------
                                                                                                           (54)           68
CASH FLOWS FROM FINANCING
     Proceeds from issuance of common stock                                                                 20            17
     Repayment of long-term debt                                                                           (98)          (38)
     Increase in short-term debt                                                                           211             -
     Dividends paid                                                                                        (20)          (19)
                                                                                                    -----------   -----------
                                                                                                           113           (40)
CASH FLOWS FROM INVESTMENT
     Additions to property, plant and equipment (a)                                                        (55)          (53)
     Purchase of operations - net of cash acquired                                                         (95)            -
     Other - net                                                                                             2             9
                                                                                                    -----------   -----------
                                                                                                          (148)          (44)
                                                                                                    -----------   -----------
CASH USED BY CONTINUING OPERATIONS                                                                         (89)          (16)
     Cash used by discontinued operations                                                                   (8)           (6)
                                                                                                    -----------   -----------
DECREASE IN CASH AND CASH EQUIVALENTS                                                               $      (97)   $      (22)
                                                                                                    ===========   ===========

DEPRECIATION, DEPLETION AND AMORTIZATION
     APAC                                                                                           $       22    $       25
     Ashland Distribution                                                                                    4             4
     Ashland Specialty Chemical                                                                             11            10
     Valvoline                                                                                               6             6
     Corporate                                                                                               3             3
                                                                                                    -----------   -----------
                                                                                                    $       46    $       48
                                                                                                    ===========   ===========
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
     APAC                                                                                           $       33    $        5
     Ashland Distribution                                                                                    5             1
     Ashland Specialty Chemical                                                                             11            10
     Valvoline                                                                                               5             3
     Corporate                                                                                               1            34
                                                                                                    -----------   -----------
                                                                                                    $       55    $       53
                                                                                                    ===========   ===========

----------
(a) Excludes amounts related to equity affiliates. Ashland's 38 percent share of MAP's DD&A was $41 million in 2004 and $37 million in 2003, and its share of MAP's capital expenditures was $138 million in 2004 and $109 million in 2003.
(b)  Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries                      Page 4
OPERATING INFORMATION BY INDUSTRY SEGMENT
(Unaudited)

                                                                                                      Three months ended
                                                                                                          December 31
                                                                                                   --------------------------
                                                                                                       2004           2003
                                                                                                   -----------    -----------
APAC
     Construction backlog at December 31 (millions) (a)                                            $    1,730     $    1,659
     Net construction job revenues (millions) (b)                                                  $      344     $      366
     Hot-mix asphalt production (million tons)                                                            7.8            8.4
     Aggregate production (million tons)                                                                  7.8            6.8
ASHLAND DISTRIBUTION (c)
     Sales per shipping day (millions)                                                             $     14.4     $     11.3
     Gross profit as a percent of sales                                                                   9.6%           9.6%
ASHLAND SPECIALTY CHEMICAL (c)
     Sales per shipping day (millions)                                                             $      6.4     $      5.2
     Gross profit as a percent of sales                                                                  24.2%          29.8%
VALVOLINE
     Lubricant sales (million gallons)                                                                   41.1           43.7
     Premium lubricants (percent of U.S. branded volumes)                                                21.8%          19.4%
REFINING AND MARKETING (d)
     Refinery runs (thousand barrels per day)
         Crude oil refined                                                                                975            899
         Other charge and blend stocks                                                                    200            184
     Refined product yields (thousand barrels per day)
         Gasoline                                                                                         644            612
         Distillates                                                                                      328            296
         Asphalt                                                                                           81             68
         Other                                                                                            140            116
                                                                                                   -----------    -----------
         Total                                                                                          1,193          1,092
     Refined product sales (thousand barrels per day) (e)                                               1,414          1,355
     Refining and wholesale marketing margin (per barrel) (f)                                      $     4.03     $     1.71
     Speedway SuperAmerica (SSA)
         Retail outlets at December 31                                                                  1,669          1,775
         Gasoline and distillate sales (million gallons)                                                  793            806
         Gross margin - gasoline and distillates (per gallon)                                      $    .1219     $    .1145
         Merchandise sales (millions)                                                              $      581     $      547
         Merchandise margin (as a percent of sales)                                                      24.9%          24.8%

----------
(a) Includes APAC's proportionate share of the backlog of unconsolidated joint ventures.
(b)  Total construction job revenues, less subcontract costs.
(c) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.
(d) Amounts represent 100% of MAP's operations, in which Ashland owns a 38% interest.
(e) Total average daily volume of all refined product sales to MAP's wholesale, branded and retail (SSA) customers.
(f) Sales revenue less cost of refinery inputs, purchased products and manufacturing expenses, including depreciation.